Exhibit 99.2

IMPLANT SCIENCES REPORTS FIRST QUARTER FISCAL 2015

FINANCIAL RESULTS

Wilmington, MA… November 14, 2014…Implant Sciences Corporation (OTCQB:IMSC), a high technology supplier of systems and sensors for the homeland security market and related industries, today announced financial results for the three months ended September 30, 2014.

Revenues for the three months ended September 30, 2014 increased 60%, to $1.8 million, from $1.2 million for the comparable prior year period.  Our net loss for the three months ended September 30, 2014 was $5.4 million as compared with a net loss of $6.0 million for the comparable prior year period, a decrease of $0.6 million. The decrease in the net loss is primarily due to higher sales and gross margin, decreased stock-based compensation and a decrease in operating expenses in the three months ended September 30, 2014, partially offset by an increase in interest expense.

Earnings before interest, taxes, depreciation, stock-based compensation, warrants issued to non-employees and common stock issued to consultants (“Adjusted EBITDA”), which is reconciled to net loss in this press release, were a loss of $2,328,000 in the three months ended September 30, 2014, compared to a loss of $2,707,000 in the comparable prior year period.

Glenn D. Bolduc, President and CEO of Implant Sciences, commented, “During our recently concluded quarter we continued to progress through several regulatory approval processes. Most notably, we achieved Transportation Security Administration (“TSA”) qualification for both air cargo and checkpoint screening, we passed the European Civil Aviation Conference (“ECAC”) evaluation process and are now qualified in Europe for airport checkpoint screening for passengers and checked baggage, and our proposal to develop next generation explosives trade detection screening systems, submitted under the U.S. Department of Homeland Security’s (“DHS”) Science and Technology Directorates Broad Agency Announcement, was selected for funding. All of these are important strategic achievements that we believe position the Company for consistent and sustainable growth, as evidenced by the execution of an Indefinite Delivery / Indefinite Quantity (“IDIQ”) contract with the TSA for up to $162 million and the receipt of an initial delivery order under this IDIQ from the TSA for 1,170 QS-B220’s and ancillary services and supplies. We have taken important steps to broaden the markets we serve, increase our revenue opportunities, and improve our financial stability.” The following summarizes several strategic accomplishments:

▪

On August 28, 2014, the QS-B220 successfully completed and passed testing requirements for the TSA’s qualification test for aviation checkpoint and checked baggage and has been placed on the TSA’s Qualified Product List, or QPL. The QS-B220 is the first Explosives Trace Detection system with a non-radioactive source to be approved by the TSA for use in U.S. airports for passenger and baggage screening.

▪

On October 6, 2014, the QS-B220 successfully passed ECAC’s Common Evaluation Process of Security Equipment for airport checkpoint screening of passengers and baggage. The Common Evaluation Process was established to provide standards for security equipment performance across ECAC's 44 member nations.

▪

On October 16, 2014, the DHS selected our proposal to develop next generation explosives trace detection screening systems for funding. The project, pending successful negotiations, is potentially worth up to approximately $2 million. Subject to successful conclusion of negotiations with the DHS, we expect the project to commence in the third quarter of fiscal 2015.

▪

On November 10, 2014, we entered into an IDIQ contract with the United States Transportation Security Administration for our QS-B220 desktop explosives trace detectors. The IDIQ, a necessary prerequisite for competing for TSA’s annual trace detection procurements and establishes contract terms under which the TSA could purchase up to $162 million of equipment and services.

▪

On November 13, 2014, we announced the receipt of an initial delivery order from the TSA for 1,170 QS-B220’s and ancillary services and supplies.

Mr. Bolduc concluded, “In addition, we announced earlier in November that we have entered into an Indefinite Delivery / Indefinite Quantity (IDIQ) contract with the TSA under which the TSA may purchase QS-B220 equipment and services valued at up to $162 million and receipt of an initial delivery order for 1,170 QS-B220’sWe believe that the qualifications that have been achieved and securing a funding to develop next-general explosives trace detection systems establish our credibility as the next generation explosives technology in the competitive global trace explosives industry. We remain confident about our future prospects.”

Details for the three months ended September 30, 2014 follow below.

Three months Ended September 30, 2014 vs. September 30, 2013

➢

Revenues for the three months ended September 30, 2014 were $1,869,000 as compared with $1,165,000 for the comparable prior year period, an increase of $704,000, or 60.4%.  The increase in revenue is due primarily to: a 345.5% increase in the number of QS-H150 handheld sold in the three months ended September 30, 2014, due to increased shipments to China and Africa, for use in force and infrastructure protection, which resulted in a 294.4% increase in QS-H150 revenues and, to a lesser extent increased sales of parts and supplies. These increases are offset partially by a 9.8% decrease in the average unit sale prices on sales of QS-B220 units and an 11.5% decrease in average unit sale prices on sales of our QS-H150 handheld units.

➢

Gross margin for the three months ended September 30, 2014 was $618,000 or 33.1% of revenues as compared with $213,000 or 18.3% of revenues for the comparable prior year period.  The increase in gross margin as a percent of revenues is primarily the result of increased manufacturing overhead absorption due to increased unit volume and a $45,000 decrease in stock-based compensation, partially offset by a 9.8% decrease in the average unit sale prices on sales of QS-B220 units and an 11.5% decrease in average unit sale prices on sales of our QS-H150 handheld units.

➢

Research and development expense for the three months ended September 30, 2014 was $1,284,000 as compared with $1,231,000 for the comparable prior year period, an increase of $53,000 or 4.3%.  The increase in research and development expense is due primarily to a $22,000 increase in payroll and related benefit costs, a  $58,000 increase in government qualification testing fees, and a $23,000 increase in prototype expense, offset partially by a $37,000 decrease in stock-based compensation,

➢

Selling, general and administrative expenses for the three months ended September 30, 2014 were $2,675,000 as compared with $3,408,000 for the comparable prior year period, a decrease of $733,000, or 21.5%. The decrease in selling, general and administrative expenses is due primarily to a $591,000 decrease in stock-based compensation, a $39,000 decrease in payroll and related benefit costs, a $35,000 decrease in stock-based compensation on non-employee warrants, the $37,000 loss on the disposal of machinery and equipment recorded in the prior year period and a $66,000 decrease in occupancy costs due to the relocation of our corporate offices in July 2013.

➢

For the three months ended September 30, 2014, other expense was $2,034,000 as compared with other expense of $1,595,000, for the comparable prior year period, an increase of $439,000. The increase is due to increased interest expense on higher borrowings under our credit facilities.

➢

Our net loss for the three months ended September 30, 2014 was $5,375,000 as compared with a net loss of $6,021,000 for the comparable prior year period, a decrease of $646,000, or 10.7%.  The decrease in the net loss is primarily due to higher sales and gross margin, decreased stock-based compensation and a decrease in operating expenses in the three months ended September 30, 2014, partially offset by an increase in interest expense.

Company Webcast and Conference Call

The Company will host a webcast and conference call on Friday, November 14, 2014 at 11:00 AM Eastern time to review financial results for the quarter ended September 30, 2014. Following the Company’s prepared remarks there will be a Q&A session.  The call can be accessed by dialing: 800-271-5140 within the U.S. or 617-213- 8893 outside the U.S. and entering passcode 58919984.  Participants are asked to call the assigned number approximately 5 minutes before the conference call begins.  A replay of the conference call will be available approximately two hours after the call for one month by dialing: 888-286-8010 within the U.S. or 617-801-6888 outside the U.S. and entering passcode 57254167.  The conference call will also be available live over the Internet at the “Webcasts” page of the Investor Relations section of Implant Sciences’ website at www.implantsciences.com.  A replay of the webcast will be available for one month after the call.

About Implant Sciences

Implant Sciences is the leader in next generation Explosives Trace Detection (“ETD”) technology. In October 2013, the Company became the third ETD manufacturer, and the sole American-owned company, to currently have product qualification from the US Transportation Security Administration. Implant Sciences develops, manufactures and sells sophisticated sensors and systems for Security, Safety, and Defense (“SS&D”) markets. The Company has developed proprietary technologies used in its commercial explosives and narcotics trace detection systems, which ship to a growing number of locations domestically and internationally. Implant Sciences’ QS-H150 portable explosives trace detector has received Qualified Anti-Terrorism Technology Designation and, in addition to receiving TSA qualification for aviation checkpoint and checked baggage and air cargo screening, certification by Service Technique de l’Aviation Civile in France for passenger and air cargo screening, the Company’s QS-B220 has also received Qualified Anti-Terrorism Technology Designation by the U.S. Department of Homeland Security under the Support Anti-terrorism by Fostering Effective Technology Act of 2002 (“the SAFETY Act”). For further details on the Company and its products, please visit the Company's website at www.implantsciences.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks that we will be required to repay all of our indebtedness to our secured lenders by March 31, 2015; if we are unable to satisfy these obligations and to raise additional capital to fund operations, our lenders may seize our assets and our business may fail; we continue to incur substantial operating losses and may never be profitable; our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern; there is no guaranty that U.S. or foreign governments, law enforcement agencies or commercial consumers will purchase any of our explosives detection products or that any new products we may develop will be accepted by the Transportation Security Administration or by such other governments, agencies or consumers; economic, political and other risks associated with international sales and operations could adversely affect our sales; liability claims related to our products or our handling of hazardous materials could damage our reputation and have a material adverse effect on our financial results; our business is subject to intense competition; our markets are subject to rapid technology change and our success will depend on our ability to develop and introduce new products; we may not be able to retain our management and key employees or identify, hire and retain additional personnel as needed; we may not be able to enforce our patent and other intellectual property rights or operate without infringing on the proprietary rights of others: and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including our most recent Forms 10-K, 10-Q and 8-K. Such statements are based on management’s current expectations and assumptions which could differ materially from the forward-looking statements.

For further information, you are encouraged to review Implant Sciences’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, for the period ended June 30, 2014. The Company assumes no obligation to update the information contained in this press release.

For further information contact:

Implant Sciences Corporation

Glenn Bolduc, President and CEO

(978) 752-1700

gbolduc@implantsciences.com

or

Investor Contact:

Laurel Moody

646-810-0608

lmoody@corporateprofile.com

Implant Sciences Corporation
Condensed Consolidated Balance Sheets
(In thousands except share and per share amounts)
	September 30,	June 30,
	2014	2014
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$82	$391
Restricted cash and investments	312	312
Accounts receivable-trade, net of allowances of $3 and $1, respectively	1,039	545
Inventories, net	2,880	2,868
Prepaid expenses and other current assets	274	315
Total current assets	4,587	4,431
Property and equipment, net	589	619
Restricted cash and investments	312	312
Other non-current assets	116	117
Total assets	$5,604	$5,479
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Senior secured promissory note – BAM	$20,000	$20,000
Senior secured convertible promissory note	3,184	3,184
Senior secured promissory note – DMRJ	1,000	1,000
Second senior secured convertible promissory note	12,000	12,000
Third senior secured convertible promissory note	12,000	12,000
Line of credit	5,253	2,995
Current maturities of obligations under capital lease	47	45
Accrued expenses	12,016	11,094
Accounts payable	3,262	3,675
Deferred revenue	1,947	483
Total current liabilities	70,709	66,476
Long-term liabilities:
Long-term obligations under capital lease, net of current maturities	54	66
Deferred revenue, net of current	100	142
Total long-term liabilities	154	208
Total liabilities	70,863	66,684
Commitments and contingencies (Note 16)
Stockholders' deficit:
Common stock; $0.001 par value; 200,000,000 shares authorized; 66,698,665 and 66,688,120 shares issued and outstanding at September 30, 2014 and 200,000,000 shares authorized, 63,634,171 and 63,623,626 shares issued and outstanding at June 30, 2014	67	64
Preferred stock; no stated value; 5,000,000 shares authorized
Series G Convertible Preferred Stock, no stated value; 650,000 shares authorized, no shares issued and outstanding at September 30, 2014 and June 30, 2014	-	-
Series H Convertible Preferred Stock; no stated value; 15,000 shares authorized, no shares issued and outstanding	-	-
Series I Convertible Preferred Stock; no stated value; 15,000 shares authorized, no shares issued and outstanding	-	-
Series J Convertible Preferred Stock; no stated value; 6,000 shares authorized, no shares issued and outstanding	-	-
Additional paid-in capital	108,061	107,055
Accumulated deficit	(173,261)	(167,886)
Deferred compensation	(52)	(367)
Other comprehensive income	(1)	2
Treasury stock, 10,545 common shares, at cost	(73)	(73)
Total stockholders' deficit	(65,259)	(61,205)
Total liabilities and stockholders' deficit	$5,604	$5,479

Implant Sciences Corporation
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands except share and per share amounts)
(Unaudited)

	For the Three Months Ended
	September 30,
	2014	2013
Revenues	$1,869	$1,165
Cost of revenues	1,251	952
Gross margin	618	213
Operating expenses:
Research and development	1,284	1,231
Selling, general and administrative	2,675	3,408
Total operating expenses	3,959	4,639
Loss from operations	(3,341)	(4,426)
Other expense:
Interest expense	(2,034)	(1,595)
Total other expense	(2,034)	(1,595)
Net loss	(5,375)	(6,021)

Other comprehensive loss, net of tax:
Foreign currency translation adjustments	(3)	(1)
Other comprehensive loss	(3)	(1)
Comprehensive loss	$(5,378)	$(6,022)

Net loss per share, basic and diluted	$(0.08)	$(0.10)

Weighted average shares used in computing net loss per common share, basic and diluted	64,747,624	58,193,898

Implant Sciences Corporation
Consolidated Sales by Product
(In thousands)
(Unaudited)

	For the Three Months Ended September 30
	2014		2013
(In thousands)	Amount	Mix	Amount	Mix	Change
QS-H150	$986	52.8%	$250	21.4%	294.4%
QS-B220	754	40.3%	836	71.8%	(9.8%)
Parts & supplies	129	6.9%	79	6.8%	63.3%
Total	$1,869	100.0%	$1,165	100.0%	60.4%

Implant Sciences Corporation
Earnings Before Interest, Taxes, Depreciation and Stock-Based Compensation (“Adjusted EBITDA”)
(In thousands except share and per share amounts)
(Unaudited)

	For the Three Months Ended
	September 30,
	2014	2013
Net loss	$(5,375)	$(6,201)
Interest expense, net	2,034	1,595
Income taxes	-	-
Depreciation	41	36
Stock-based compensation	692	1,365
Warrants issued to non-employees	212	247
Common stock issued to consultants	68	71
Adjusted EBITDA (1)	$(2,328)	$(2,707)

______________________________________

(1) Adjusted EBITDA is defined as net loss plus interest expense, net of interest income, income taxes, depreciation, stock-based compensation, fair value of warrants issued to non-employees and the fair value of common stock issued to consultants.  EBITDA is commonly used in the technology industry, and we present Adjusted EBITDA to enhance your understanding of our financial performance.  We use Adjusted EBITDA as an internal performance measurement and believe that it provides investors and analysts with a measure of operating results unaffected by differences in capital structures and capital investment among otherwise comparable companies and improves comparability of results of operations. Management uses this supplemental measure to evaluate performance over a period of time and to analyze underlying trends in the Company's business and to establish operational goals and forecast that are used in allocating resources.  We expect to compute our non-GAAP financial measure, using the same consistent method from quarter to quarter and year to year.

While we believe that Adjusted EBITDA is a useful measure for investors, it is not a measurement presented in accordance with United States generally accepted accounting principles, or GAAP.  You should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operations, or any other performance measures calculated in accordance with GAAP.  In addition, Adjusted EBITDA has inherent material limitations as a performance measure.  It does not include interest expense, but because we have borrowed money, interest expense is a necessary element of our costs.  In addition, Adjusted EBITDA does not include depreciation.  Since we have capital assets, depreciation expense is a necessary element of our costs.  Adjusted EBITDA does not include stock-based compensation, which is a necessary element of our costs since we issue stock awards to employees as an important incentive to maximize overall company performance and as a benefit of employment with the company.  Adjusted EBITDA does not include the fair value of warrants issued to non-employees, which is a necessary element of our costs since we have issued warrants to non-employees and as part of our financing strategy. Finally, Adjusted EBITDA does not include the fair value of common stock issued to consultants, which is a necessary element of our costs since we have issued shares of our common stock in lieu of cash payments to consultants we have retained. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.